                                                                       EXHIBIT 7

                  [ENVIRONMENTAL SOLUTIONS WORLDWIDE INC. LOGO]
                                 132 Penn Avenue
                                Telford, PA 18969

                                                   October [     ], 2002

                                            Re: Environmental Solutions
                                            Worldwide, Inc. ("ESW" or the
                                            "Company") private placement
                                            offering (the "Placement") of Units
                                            (the "Units") consisting of shares
                                            (the "Shares") of ESW's common stock
                                            (the "Common Stock") and warrants
                                            (the "Warrants") exercisable for
                                            shares of ESW's Common Stock (the
                                            "Warrant Shares") - Registration
                                            Rights

Dear Subscriber:

         The purpose of this letter is to provide to you (the "Subscriber") an enhanced explanation of the registration rights associated with your subscription of ESW Units. None of the material terms of your purchase of Units have changed or been affected. The within will augment and is to serve as an elaboration to the private placement term sheet contained in the Private
Placement Memorandum, as amended and/or supplemented (the "Private Placement
Memorandum"), and your subscription agreement (the "Subscription Agreement")
with the Company.

         1.       The Company agrees to use its best efforts to file a
                  registration statement (the "Registration Statement") for the
                  Shares, the Warrant Shares and all shares of ESW's Common
                  Stock, $.001 par value (the "Common Stock"), beneficially
                  owned by the Subscriber and all shares of Common Stock
                  issuable to the Subscriber upon exercise or conversion of
                  warrants or other convertible securities of the Company
                  beneficially owned by the Subscriber within one hundred twenty
                  (120) days of the Company's closing of the Placement. The
                  Registration Statement shall be on such appropriate form that the Company is then eligible to file for the registration and resale of the Shares, the Warrant Shares and any Common Stock
                  beneficially owned by the Subscriber. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as
                  amended (the "Act"), as promptly as possible after the filing thereof, and shall use its best efforts to keep such
                  Registration Statement continuously effective under the Act until the earlier of (i) sale of all of the securities
                  registered thereunder or (ii) the date on which all of the securities registered thereunder may be resold by the
                  Subscriber without registration by reason of rule 144(k) under the Act (the "Registration Period"). Capitalized terms

                  not otherwise defined herein shall have the meanings otherwise ascribed thereto in the Subscription Agreement and related
                  Warrant Agreement.

         2.       At any time when a prospectus relating to the sale of
                  securities of the Company (including the Shares and the
                  Warrant Shares) by the Subscriber is required to be delivered under the Act, the Company will promptly notify the Subscriber of the happening of any event, upon the notification or
                  awareness of such event by an executive officer of the
                  Company, as a result of which the prospectus included in such
                  Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the
                  statements therein not misleading in light of the
                  circumstances then existing.

         3.       The Company shall use its best efforts to cause the
                  Registration Statement and the related prospectus and any
                  amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable
                  requirements of the Act and the rules and regulations of the
                  Securities and Exchange Commission (the "SEC") and (ii) not to
                  contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or
                  necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.       In connection with any registration contemplated by this
                  letter, the following shall apply:

                           (a) The Company shall (i) furnish the Subscriber, a
                           reasonable time prior to the filing thereof with the
                           SEC, a copy of the Registration Statement and each
                           amendment thereof and each supplement, if any, to the
                           prospectus included therein and, the Company shall
                           use its best efforts to reflect in each such
                           document, when so filed with the SEC, such comments
                           as the Subscriber reasonably may propose and (ii)
                           include the names of the holders, who propose to sell
                           the securities of the Company pursuant to the
                           Registration Statement, as selling securityholders.

                           (b) The Company shall give written notice to the
                           Subscriber and the selling securityholders selling
                           securities of the Company within the coverage of the
                           Registration Statement (which notice pursuant to
                           clauses (ii)-(v) hereof shall be accompanied by an
                           instruction to suspend the use of the prospectus
                           until the requisite changes have been made):

                                    (i) when the Registration Statement or any
                                    amendment thereto has been filed with the
                                    SEC and when the Registration Statement or
                                    any post-effective amendment thereto has
                                    become effective;

                                    (ii) of any request by the SEC for
                                    amendments or supplements to the
                                    Registration Statement or the prospectus
                                    included therein or for additional
                                    information;

                                    (iii) of the issuance by the SEC of any stop
                                    order suspending the effectiveness of the
                                    Shelf Registration Statement or the
                                    initiation of any proceedings for that
                                    purpose;

                                    (iv) of the receipt by the Company or its
                                    legal counsel of any notification with
                                    respect to the suspension of the
                                    qualification of the Shares, Warrant Shares
                                    and any shares of Common Stock for sale in
                                    any jurisdiction or the initiation or
                                    threatening of any proceeding for such
                                    purpose; and

                                    (v) of the happening of any event that
                                    requires the Company to make changes in the
                                    Registration Statement or the prospectus in
                                    order that the Registration Statement or the
                                    prospectus do not contain an untrue
                                    statement of a material fact nor omit to
                                    state a material fact required to be stated
                                    therein or necessary to make the statements
                                    therein (in the case of the prospectus, in
                                    light of the circumstances under which they
                                    were made) not misleading, which written
                                    notice need not provide any detail as to the
                                    nature of such event.

                           (c) The Company shall make every commercially
                           reasonable effort to obtain the withdrawal at the
                           earliest possible time, of any order suspending the
                           effectiveness of the Registration Statement.

                           (d) The Company shall furnish to each selling
                           securityholder selling securities of the Company
                           included within the coverage of the Registration
                           Statement, without charge, at least one copy of the
                           Registration Statement and any post-effective
                           amendment thereto, including financial statements and
                           schedules, and, if the selling securityholder so
                           requests in writing, all exhibits thereto (including
                           those, if any, incorporated by reference).

                           (e) The Company shall, during the Registration
                           Period, deliver to each selling securityholder of
                           securities included within the coverage of such
                           Registration Statement, without charge, as many
                           copies of the prospectus (including each preliminary
                           prospectus) included in the Registration Statement
                           and any amendment or supplement thereto as such
                           person may reasonably request. The Company consents
                           to the use of the prospectus or any amendment or
                           supplement thereto by each of the selling
                           securityholders in connection with the offering and
                           sale of the securities covered by the prospectus, or
                           any amendment or supplement thereto, included in the
                           Registration Statement.

                           (f) Prior to any public offering of the securities
                           pursuant to the Registration Statement, the Company
                           shall use its best efforts to register or otherwise
                           qualify or cooperate with the selling securityholders
                           of the securities included therein and their
                           respective counsel in connection with the
                           registration or qualification of the securities for
                           offer and sale under the securities or "blue sky"
                           laws of such states of the United States as any
                           selling securityholders reasonably requests in
                           writing and do any and all other acts or things
                           necessary or advisable to enable the offer and sale
                           in

                           such jurisdictions of the securities covered by
                           such Registration Statement; provided, however, that
                           the Company shall not be required to (i) qualify
                           generally to do business in any jurisdiction where it
                           is not then so qualified; or (ii) take any action
                           which would subject it to general service of process
                           or to taxation in any jurisdiction where it is not
                           then so subject.

                           (g) The Company shall cooperate with the selling
                           securityholders to facilitate the timely preparation
                           and delivery of certificates representing the
                           securities to be sold pursuant to the Registration
                           Statement free of any restrictive legends and in such
                           denominations and registered in such names as the
                           selling securityholders may request a reasonable
                           period of time prior to sales of the securities
                           pursuant to such Registration Statement.

                           (h) The Company will use its best efforts to comply
                           with all rules and regulations of the SEC to the
                           extent and so long as they are applicable to the
                           Registration Statement to enable the selling
                           securityholders to resell their securities in
                           accordance with the Subscription Agreement.

                           (i) The Company shall use its commercially reasonable
                           efforts to take all other steps necessary to effect
                           the registration of the securities covered by the
                           Registration Statement contemplated hereby.

         5.       Notwithstanding the foregoing, Subscriber acknowledges and agrees that in the event that the pending claim asserted by the SEC against the Company, Bengt Odner the Company's
                  chairman and other individuals (see Risk Factors in Private
                  Placement Memorandum and the Company's periodic reports
                  annexed to and made a part of the Private Placement
                  Memorandum) is outstanding, the filing and review of any
                  registration may be delayed, consequently the filing and
                  effectiveness of a registration may be delayed beyond the
                  control of the Company.

         6.       With a view to making available to the Subscriber the benefits of Rule 144 promulgated under the Act, the Company agrees that it will use its best efforts to maintain registration of its
                  Common Stock under Section 12 or 15 of the Securities Exchange
                  Act of 1934, as amended (the "1934 Act") and to file with the
                  SEC in a timely manner all reports and other documents
                  required to be filed by an issuer of securities registered under the 1934 Act so as to maintain the availability of Rule
                  144 promulgated under the Act. Upon the request of any record owner, the Company will deliver to such owner a written
                  statement as to whether it has complied with the reporting requirements of Rule 144 promulgated under the Act.

         7.       To the extent permitted by law, the Company will indemnify and hold harmless each Subscriber, its agents, trustees and
                  beneficiaries, partners or officers, directors and
                  stockholders of each Subscriber, legal counsel and accountants for each Subscriber, and each person who controls such
                  Subscriber within the meaning of the Act or the 1934 Act,
                  against any losses, claims, damages or

                  liabilities (joint or several) to which they may become
                  subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities
                  (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations
                  (collectively a "Violation"): (i) any untrue statement or
                  alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
                  (iii) any Violation or alleged Violation by the Company of the
                  Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any
                  state securities laws; and the Company will reimburse each such Subscriber, for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or
                  action; provided, however, that the indemnity described herein shall not apply to amounts paid in settlement of any such
                  loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable in any such case for any such loss,
                  claim, damage, liability or action to the extent that it
                  arises out of or is based upon a Violation that occurs in
                  reliance upon and in conformity with written information
                  furnished expressly for use in connection with such
                  registration by any such Subscriber; provided further,
                  however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Subscriber, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or
                  supplemented if the Company shall have furnished any
                  amendments or supplements thereto) was not sent or given by or on behalf of such Subscriber to such person, if required by law so to have been delivered, at or prior to the written
                  confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have
                  cured the defect giving rise to such loss, claim, damage or liability.

                  To the extent permitted by law, each selling Subscriber will severally, and not jointly, indemnify and hold harmless the
                  Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal
                  counsel and accountants for the Company, any underwriter, any other Subscriber selling securities in such registration
                  statement and any controlling person of any such underwriter or other Subscriber, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities
                  (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information specifically furnished by such Subscriber expressly for use in connection with such
                  registration; and each such Subscriber will reimburse any
                  person intended to be indemnified pursuant to the foregoing, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Subscriber (which consent shall not be unreasonably withheld) and provided further that the indemnity obligation of the Subscriber hereunder shall not in any event exceed the proceeds from any offering of any sale effected thereby under such registration statement.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party shall deliver to the indemnifying party a written notice of the
                  commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to each party; provided, however, that an indemnified party (together with all other indemnified
                  parties that may be represented without conflict by one
                  counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the
                  indemnifying party, if representation of such indemnified
                  party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing
                  interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a
                  reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party, but the omission so to deliver written
                  notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this paragraph. After notice from an indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this
                  paragraph for any legal or other expense subsequently incurred by such indemnified party in connection with the defense
                  thereof other than reasonable costs of investigation, unless
                  (i) the indemnified party shall have employed counsel in
                  accordance with the first sentence of this paragraph or (ii)
                  the indemnifying party has authorized the employment of
                  counsel for the indemnified party at the expense of the
                  indemnifying party.

                  If the indemnification provided for above is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant

                  equitable considerations. The relative fault of the
                  indemnifying party and of the indemnified party shall be
                  determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information
                  supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to
                  information, and opportunity to correct or prevent such
                  statement or omission. No person guilty of fraudulent
                  misrepresentations (within the meaning of Section 11(f) of the
                  Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
                  Notwithstanding any other provision of this Section, the
                  Subscriber shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Subscriber from the sale of the Shares or the Warrant
                  Shares pursuant to a Registration Statement exceeds the amount of damages which such Subscriber have otherwise been required to pay be reason of such untrue or alleged untrue statement or alleged omission. The obligation of any Subscriber obliged to make contribution pursuant to this Section shall be several and not joint.

                  The obligations of the Company and Subscribers under this
                  Section shall survive the completion of any offering in a
                  registration statement. The obligations of the Subscribers under this Section shall survive the transfer by the seller of the securities of the Company being registered.

         8.       The Company shall bear all fees and expenses incurred by it in connection with the performance of its obligations under this
                  Letter whether or not a Registration Statement is filed or becomes effective.

         9.       In connection with any Registration Statement, the
                  participating selling securityholders shall be responsible for the payment of any and all underwriters' and brokers' and
                  dealers' discounts, selling commissions, any applicable stock transfer taxes and all fees and disbursements of counsel,
                  accountants or other advisors for any selling shareholder and any other fees and expenses not covered by the preceding
                  sentence.

         10.      In addition to the foregoing, the Company agrees generally to cooperate with Subscribers in effecting compliant resale of shares, including comfort and other customary broker
                  agreements and documentations and certificates.

         11.      Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or
                  certified mail, return receipt requested, or delivered by hand against written receipt therefore addressed to the Company at its office, 132 Penn Avenue, Telford, Pennsylvania 18969,
                  attention, President and to the Subscriber at the address
                  indicated on the last page of the Subscription Agreement.

         12.      All covenants, agreements, representations and warranties made by the Company and the Subscriber herein, the Subscription
                  Agreement and in the certificates for the Shares, the Warrant and the upon exercise of the Warrant, the Warrant Shares,
                  shall survive the execution of this Letter, the Subscription
                  Agreement, the

                  delivery to the Subscriber of the Units being purchased and the payment therefore.

         13.      This Letter is intended to supplement as applicable, the
                  Private Placement Memorandum, the Subscription Agreement, the
                  Warrant Agreement and such other applicable documents
                  delivered in connection with the subscription for the Units.

         14.      Upon the execution and delivery of this Letter by the Company, the terms of this Letter shall become binding obligations of the Company enforceable by the Subscriber (and any transferee thereof) in accordance with its terms.

         15.      The terms and provisions hereof shall be construed in
                  accordance with and governed by the laws of the State of New
                  York.

         16.      This Letter shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs,
                  representatives, transferees, successors and assigns.

Should you have any questions concerning the rights outlined above, please do not hesitate to contact me. Once again I wish to thank you for your support of
ESW.

                                   Sincerely,

                                   Environmental Solutions Worldwide, Inc.

                                   By: John A. Donohoe, Jr.

                                   President and CEO